UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): December 16, 2024

FOXO TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39783	85-1050265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

729 N. Washington Ave., Suite 600 Minneapolis, MN	55401
(Address of Principal Executive Offices)	(Zip Code)

(612) 800-0059

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001	FOXO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 16, 2024, FOXO Technologies Inc., a Delaware corporation (the “Company”), received a letter from NYSE Regulation informing it that it is back in compliance with all the NYSE American LLC continued listing standards set forth in Part 10 of the NYSE American Company Guide (“Company Guide”). Specifically, the letter stated that the Company has resolved the continued listing deficiency with respect to Sections 1003(a)(i) and (ii) of the Company Guide referenced in the Exchange’s letters dated June 12, 2023 and July 10, 2024.

The Company will be subject to NYSE Regulation’s normal continued listing monitoring. However, in accordance with the Section 1009(h) of the Company Guide, if the Company is again determined to be below any of the continued listing standards within 12 months of the date of the letter received, NYSE American will examine the relationship between the two incidents of noncompliance and re-evaluate the Company’s method of financial recovery from the first incident. NYSE Regulation will then take the appropriate action, which, depending on the circumstances, may include truncating the compliance procedures described Section 1009 of the Company Guide or immediately initiating delisting proceedings.

The letter confirmed that the (“.BC”) indicator will no longer be disseminated beginning at the opening of trading on December 17, 2024, and the Company will be removed from the list of NYSE American noncompliant issuers on the Exchange’s website.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOXO Technologies Inc.

Date: December 17, 2024	By:	/s/ Seamus Lagan
	Name:	Seamus Lagan
	Title:	Chief Executive Officer

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